SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                November 3, 1999
                                ----------------
                Date of Report (Date of earliest event reported)


                               ORTHODONTIX, INC.
                               -----------------
             (Exact name of Registrant as specified in its charter)


              Florida                     000-27836            65-0643773
              -------                     ---------            ----------
 (State or other jurisdiction of         (Commission         (IRS Employer
 incorporation or organization)          File Number)     Identification No.)


             600 Brickell Avenue, Suite 300 M, Miami, Florida 33131
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (305) 373-1002
                                 --------------
              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets

         As of November 3, 1999, Orthodontix, Inc. (the "Company") sold to six of its affiliated practices accounts receivable, fixed assets and certain other assets relating to the respective practices. In connection with the sale of these assets, the Company received $242,602 in cash, notes payable to the Company in the principal amount of $245,857, and 411,732 shares of the Company's common stock. As a result of the sale of these assets, the Company terminated its affiliation with these six orthodontic practices.

Item 5.           Other Events

         As of November 3, 1999, the Company has consummated the sale of practice assets to and has terminated its affiliation with seventeen orthodontic practices, has reached an agreement in principle to terminate its affiliation with one additional practice and is engaged in discussions with the remaining eight affiliated practices regarding their affiliation with the Company. As a result of these discussions, to the extent the Company consummates the sales of the practice assets, the Company will discontinue its orthodontic practice management operations. There can be no assurances that the sale of the practice assets will be consummated on terms favorable to the Company, if at all.

         This report contains certain forward looking statements, including statements concerning future operations of the Company. Other risks and uncertainties are detailed in the Company's most recent Annual Report on Form 10-KSB and other filings with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ORTHODONTIX, INC.
                                       (Registrant)


Dated: November 3, 1999                By:  /s/ F.W. Mort Guilford
                                            ------------------------------------
                                            F.W. Mort Guilford, President